Exhibit 99.1

Eurex and ISE to Create Largest Transatlantic Derivatives Marketplace

•	Eurex to offer 67.50 USD per ISE share

•	Combination forms largest transatlantic derivatives marketplace with leading positions in index, equity and long term interest rate derivatives in USD and EUR

•	Complementary member and product base create new growth opportunities across asset classes and national boundaries

•	ISE will continue to operate as a separate SEC regulated entity in its current governance structure and use the ISE brand

•	USD 50 million in synergies identified mainly in efficiency gains and cross selling opportunities - additional benefits expected through joint product development

•	Transaction immediately accretive to Deutsche Boerse’s earnings per share (EPS) before transaction amortization

•	Deutsche Boerse to finance its 85 percent share of the acquisition price via a mix of debt and cash

FRANKFURT, Germany & NEW YORK—(BUSINESS WIRE)—April 30, 2007—Eurex and International Securities Exchange (ISE) announced today that they have signed a definitive agreement under which Eurex will acquire ISE for approximately USD 2.8 billion in cash, or USD 67.50 per share. The combination will be implemented by way of a merger and is subject to approval by the holders of a simple majority (50 percent plus one share) of ISE outstanding common stock at a special shareholder meeting to be held as soon as practicable, receipt of regulatory approval by the U.S. Securities and Exchange Commission and other customary closing conditions. ISE’s Board of Directors recommends to shareholders to vote in favor of the transaction.

The transaction will create the largest transatlantic derivatives marketplace with significant USD and Euro product coverage and with significant operations and revenues in both the U.S. and Europe, the two largest markets based on market capitalization. It will further strengthen Eurex’s position as the leading global derivatives marketplace and will create the undisputed market leader in individual equity, equity index and interest rate derivatives worldwide with a combined overall trading volume of 2.1 billion contracts in 2006. Eurex’s and ISE’s complementary member bases and product portfolios provide significant growth opportunities across asset classes and national boundaries. Further upside potential stems from joint product and business development opportunities. ISE will continue to operate as a separate entity under SEC regulation in its current governance structure and under the ISE brand. ISE’s full management intend to remain in their positions.

Deutsche Boerse CEO Reto Francioni said: “This transaction further expands Deutsche Boerse’s leading position in the fast growing global derivatives markets. The agreement is a strategic milestone for us that will further fuel our strong growth prospects and create significant value for shareholders. This transaction underscores our approach to combine strong organic growth with value creating acquisitions.”

“ISE and Eurex are partners with an excellent strategic fit. Both are innovators of electronic trading in their time zone, sharing the same management culture. We look forward to combining our strengths to create a global marketplace,” said Andreas Preuss, CEO of Eurex and a member of the executive board of Deutsche Boerse. “The combination of ISE’s leadership position in the U.S. equity options market with Eurex’s global position in Euro denominated fixed income, index and equity derivatives will provide significant benefits to our customers.”

“In founding ISE almost 10 years ago, we transformed the U.S. options market,” said David Krell, President and CEO of ISE. “Our innovative products, electronic trading model, technology, market structure and entrepreneurial organization have enabled us to remain at the forefront of the options industry. Our principle strategic objective is to further grow our business both in terms of new products and new markets and in partnering with Eurex, we will be able to achieve our goal. By completing this transaction, we will be positioned to build upon ISE’s successful business model and to solidify our future as an integral component of the largest transatlantic derivatives marketplace.”

Gary Katz, Chief Operating Officer of ISE, added, “We have known the management team of Eurex for some time now and have developed a strong working relationship with them. We also share a common vision that the exchange model is evolving toward global, multi-asset class, electronic marketplaces and our combination will allow both of our organizations to remain at the forefront of this competitive industry. Our cultural fit and common vision will serve as the basis for our successful future collaboration.”

“Our contribution to the ISE acquisition demonstrates the SWX Group’s strategic commitment to leveraging and expanding its international partnerships,” said Peter Gomez, Chairman of the SWX Group.

Jurg Spillmann, Head of the SWX Group Executive Committee and Deputy CEO of Eurex added: “The expansion of the combined liquidity network of the fully electronic exchanges Eurex and ISE will further enhance the leadership position by our joining forces.”

ISE is the world’s largest equity options exchange, providing electronic trading in USD denominated equity options, index options and FX options. ISE’s trading volume in equity options has grown at a 55 percent CAGR over the last five years, outperforming the market for U.S. equity options. With a share of 32 percent of the overall U.S. equity options market, ISE is the market leader. ISE traded 600 million contracts in 2006 and has 164 member firms in the U.S. ISE recently launched a stock exchange and operates an alternative markets platform, which will be further enhanced as part of the Eurex group.

Eurex, jointly owned by Deutsche Boerse and SWX Swiss Exchange, has a diversified portfolio of Euro denominated fixed income, index and equity derivatives. Since its inception in 1998 Eurex has grown to become the largest derivatives market in the world. Eurex lists some of the world’s most actively traded derivatives, including the global benchmark products Euro Bund future and Dow Jones Euro STOXX 50 future. Eurex has 393 members in Europe, the US and Asia and traded 1.53 billion contracts in 2006.

Compelling strategic rationale for the transaction

The merger of Eurex and ISE combines two of the fastest growing players in the financial services industry, both with proven track records of innovation. ISE pioneered electronic trading in the fast growing U.S. equity options market and continues to show strong, positive financial performance on the back of market leadership in the U.S.

ISE’s extensive membership base will significantly strengthen Eurex’s position in the U.S.: 164 registered U.S. broker-dealers are ISE members while Eurex currently has 63 U.S. members. It also adds 600 million traded contracts to the number of contracts originated in the U.S.; at Eurex, 112 million contracts originated in the U.S. ISE’s product portfolio is fully complementary to that of Eurex and with the acquisition Eurex is investing in a high growth business while further balancing its product portfolio.

The combined group will be the largest transatlantic derivatives marketplace with powerful distribution capabilities in two of the world’s most important capital markets. Its wide range of both

USD and Euro denominated products will be unique in the market: the combination will be home to the Euro zone interest rate and equity index benchmark derivatives products and will offer options on all major U.S. and European companies. Combining the two companies offers huge growth opportunities through cross selling of existing products in both markets, as well as through the introduction of new products in the future.

The combination will create significant value for Deutsche Boerse shareholders and SWX Swiss Exchange. Total estimated pre-tax synergies of USD 50 million p.a. have already been quantified. 50% of the total synergies will be achieved in 2010 and full run rate synergies in 2012. Of the total some USD 15 million p.a. are attributable to efficiency gains. An additional approximately USD 35 million p.a. come from revenue synergies mainly through the cross selling of existing products. Both partners strongly believe that the joint product development experience and capability will result in further growth opportunities across asset classes and geographies. This additional potential is not included in the total synergies.

The combination is well positioned to further expand its global network of partners. It will feature the broadest geographic and product coverage, strong functional and service knowledge and cutting-edge technology.

Transaction structure

In the merger, Eurex will pay ISE shareholders USD 67.50 in cash for each of their shares of ISE stock. The combination will be implemented by way of a merger between ISE and a subsidiary of U.S. Exchange Holdings Inc., itself a Eurex subsidiary. The transaction is subject to approval by the holders of a simple majority (50 percent plus one share) of ISE outstanding common stock at a special shareholder meeting to be held as soon as practicable, receipt of regulatory approval by the U.S. Securities and Exchange Commission and other customary closing conditions. The partners expect the transaction to close in Q4/2007. ISE expects to continue to pay a regular quarterly cash dividend in the pre-closing period.

Eurex will be the acquiring entity with its two parent companies Deutsche Boerse AG and SWX Swiss Exchange providing the necessary financing. Deutsche Boerse will contribute 85% of the total purchase price and SWX 15% thereby remaining in line with the economic interests that both companies have in Eurex.

Deutsche Boerse is planning to finance its share of the purchase price initially through a bridge loan facility of approximately EUR 1.5 billion (approx. USD 2 billion) and cash on hand at the time of closing. This bridge loan will be taken out through retention of future earnings of approximately EUR 200 million (approx. USD 270 million) and a mix of senior and hybrid debt (approximately EUR 1.3 billion, approx. USD 1.77 billion). This long term financing structure assumes implementation of the ringfencing structure currently under development as reported at the annual results conference in February 2007. With this structure Deutsche Boerse moves from a net cash to a net debt position thereby reducing its cost of capital and thus increasing its capital efficiency. Deutsche Boerse also plans to continue with its progressive dividend policy. Share buy backs under its current capital management program will start again once financial ratios are restored.

Editor’s Note:

Eurex and ISE will hold a joint briefing for the media

Tuesday, 1 May 2007

8:30 am - 10:00 am (EST)

Location:	Waldorf Astoria Hotel
301 Park Avenue
New York, NY 10022
Empire Room

For journalists not able to attend in person, we have arranged for a teleconference line.

Teleconference call:	+1-800-7 98 28 01 (USA)
+1-617-6 14 62 05 (International)
Passcode 18 10 86 81

Presentation materials for the briefing will be available in the investor relations sections at www.deutsche-boerse.com and www.iseoptions.com. A replay of the teleconference call will be available from 10:30 am on May 1, 2007 until May 8, 2007 and can be accessed by calling +1-888-286-8010 (USA) or +1-617-801-6888 (International) and providing the participant passcode 38291262.

Eurex and ISE will hold a conference call for investors/analysts

Tuesday, 1 May 2007

10:30 am - 12:00 am (EST)

Teleconference call:	800-2 37 97 52 (USA)
+1-617-8 47 87 06 (International)
Passcode 82 77 41 37

Presentation materials for the conference call will be available in the investor relations sections at www.deutsche-boerse.com and www.iseoptions.com. A replay of the teleconference call will be available from 12:30 pm on May 1, 2007 until May 8, 2007 and can be accessed by calling +1-888-286-8010 (USA) or +1-617-801-6888 (International) and providing the participant passcode 42770087.

About Deutsche Boerse

Deutsche Boerse, a member of the German blue chip index DAX(R) and the largest exchange organization worldwide, is a leading service provider to the global securities industry with products and services for issuers, investors, intermediaries and data vendors. The Group covers the entire securities process chain from trading over clearing all the way to settlement and custody. Deutsche Boerse Group is also a provider of IT solutions and an insourcing partner for the global securities industry as well as a leading provider of market data and analytics.

Within the Group, Deutsche Boerse AG functions as the operating company for the various markets and as the holding company for Deutsche Boerse Systems AG, the Group’s IT arm as well as Clearstream International S.A., the settlement and custody operation.

The Group’s major markets are the Frankfurt Stock Exchange and the world’s leading derivatives exchange Eurex. The company’s global network connects over 2,000 banks, securities trading firms and clearing and settlement firms worldwide to these markets.

Deutsche Boerse AG is listed on the Frankfurt Stock Exchange and has an international shareholder base. The group employs around 3.000 staff in its global headquarters in Frankfurt as well as in Chicago, London, Luxembourg and Zurich; the Group maintains representative offices in the major financial centers worldwide.

About Eurex

Eurex, jointly owned and operated by Deutsche Boerse AG and SWX Swiss Exchange, is the world’s largest derivatives exchange. Eurex offers a broad range of international benchmark products and operates the most liquid fixed income derivatives markets in the world. With market participants connected from locations all over the world, trading volume at Eurex reached 1.53 billion contracts in 2006.

In addition to operating a fully electronic trading platform, Eurex provides an automated and integrated joint clearing house, Eurex Clearing. Together with international trading houses, Eurex also operates the electronic network (ECN) Eurex Bonds, an over-the-counter market for integrated cash and derivatives trading in German Federal bonds and Eurex Repo, the electronic trading solution for sale and repurchase agreements. Together with Man Group plc, Eurex owns U.S. Futures Exchange, aimed at expand the derivatives market by serving as a product incubator and innovator to create new listed products.

About ISE

International Securities Exchange Holdings, Inc. (NYSE: ISE), through its subsidiaries, operates a family of innovative securities markets. ISE is founded on the principle that technology and competition create better, more efficient markets for investors and consists of an options exchange, a stock exchange and an alternative markets platform. ISE continually enhances its trading systems and develops new products to provide investors with the best marketplace and investment tools to trade smarter.

ISE developed a unique market structure for advanced screen-based trading systems and in May 2000 launched the first fully electronic US options exchange. Currently, ISE operates the largest U.S. equity options exchange and is among the leading options exchanges in the world. ISE offers index options, including a portfolio of proprietary index products, and enhanced market data products for sophisticated investors. ISE FX Options(TM) launched in the second quarter of 2007.

ISE Stock Exchange, launched in September 2006 with strategic partners, includes an innovative MidPoint Match(TM) platform which offers investors continuous price improvement. MidPoint Match was integrated with a fully displayed Best Bid Offer market in the fourth quarter of 2006.

ISE’s alternative markets business currently consists of an events market trading platform known as Longitude. Longitude’s patented and proprietary technology provides a unique parimutuel structure for derivatives auctions which results in greater trading and pricing flexibility for market participants.

About SWX Swiss Exchange

The SWX Swiss Exchange, a part of the SWX Group (a provider of securities exchange services), is one of the world’s leading and most technologically advanced securities exchanges. The fully automated trading, clearing and settlement system remains unique in the world. At the click of a mouse, an order is executed, cleared, paid for and confirmed—all within the space of 2 minutes, with an average of 2.3 million transactions each trading day. The SWX Swiss Exchange offers its customers first-rate securities exchange services and a broad range of investment products.

www.swx.com

LEGAL DISCLAIMER

Proxy Statement

ISE plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with a special meeting of stockholders to be called to approve the merger. The Proxy Statement will contain important information about ISE, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by ISE through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from ISE by contacting Thomas Gibbons of ISE at 60 Broad Street, New York, NY 10004, Telephone (212) 897-8167.

Participants in the Solicitation

ISE and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from ISE’s stockholders with respect to the proposed merger. Information regarding the executive officers and directors of ISE is included in ISE’s definitive Proxy Statement for ISE’s 2007 annual meeting, which was filed with the SEC on April 3, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the Proxy Statement to be filed by ISE with the SEC in connection with the proposed merger.

Forward-looking Statements

Certain matters discussed in this press release are “forward looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements, to be materially different from those contemplated by the forward looking statements. For example, (i) ISE may be unable to obtain the stockholder approval required for the merger, (ii) the regulatory approvals, including SEC approval, required for the merger may not be obtained and (iii) conditions to the closing of the merger may not be satisfied. In addition, additional factors that could affect ISE’s results, levels of activity, performance or achievements and cause them to materially differ from those contained in the forward looking statements can be found in ISE’s filings with the Securities and Exchange Commission, including ISE’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. ISE undertakes no ongoing obligation, other than that imposed by law, to update these statements.

MULTIMEDIA AVAILABLE:

http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5390053

CONTACT: Eurex/Deutsche Boerse

Media Relations: Walter Allwicher/Heiner Seidel, +49-69-21 11 15 00

or

Bill Ferri, +1-212-754-5428

(Intermarket Communications)

or

Investor Relations:

Eric Muller/Jan Strecker, +49-69-21 11 47 92

or

ISE Media Relations:

Bruce Goldberg, +1-212-897-8168

Molly McGregor, +1-212-897-0275

or

Investor Relations:

Thomas Gibbons, +1-212-897-8167

SOURCE: International Securities Exchange

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding International Securities Exchange’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.